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                                                                    EXHIBIT 23.1




                        CONSENT AND REPORT OF INDEPENDENT
                           CERTIFIED PUBLIC ACCOUNTANT





         We hereby consent to the use in this Registration Statement of our report dated August 1, 1996, except for note 7, which is dated September 6, 1996 relating to the financial statements of Commodore Separation Technologies, Inc. (a development stage company), and to the reference to our Firm under the caption "Experts" in the prospectus.



                                              Tanner+Co.

                                              -------------------------------
                                              TANNER + CO.



                                              CERTIFIED PUBLIC ACCOUNTANTS
                                              -------------------------------

                                              675 East 500 South, Suite 640
                                              Salt Lake City, Utah 84102
                                              Telephone    (801) 532-7444
                                              Fax          (801) 532-4911


                                              A PROFESSIONAL CORPORATION

Salt Lake City, Utah
September 9, 1996